ZEVEX International, Inc.                                           Exhibit 11.1

Statement re Computation of Per Share Earnings

                                               Year Ended                            Six Months Ended
                                               December 31                               June 30
                                ------------------------------------------      --------------------------
                                   1994            1995            1996            1996            1997
                                ----------      ----------      ----------      ----------      ----------
Primary
Net income (loss)               $  (24,662)     $  316,800      $  345,577      $   89,547      $  282,526
                                ==========      ==========      ==========      ==========      ==========
Weighted average shares
  of common stock
  outstanding                    1,130,609       1,305,812       1,388,511       1,365,716       1,881,827

Dilutive common stock
  equivalents (stock
  options and warrants) -
  based on the treasury
  stock method using
  average market price                 --              --              --              --         422,136
                                ----------      ----------      ----------      ----------      ----------
Shares used in
  computing net income
  (loss) per share               1,130,609       1,305,812       1,388,511       1,365,716       2,303,963
                                ==========      ==========      ==========      ==========      ==========
Net income (loss) per
  share - primary               $    (0.02)     $     0.23      $     0.24      $     0.06      $     0.12
                                ==========      ==========      ==========      ==========      ==========




                                               Year Ended                            Six Months Ended
                                               December 31                               June 30
                                ------------------------------------------      --------------------------
                                   1994            1995            1996            1996            1997
                                ----------      ----------      ----------      ----------      ----------
Fully Diluted
Net income (loss)               $  (24,662)     $  316,800      $  345,577      $   89,547      $  282,526
                                ==========      ==========      ==========      ==========      ==========
Weighted average shares
  of common stock
  outstanding                    1,130,609       1,305,812       1,388,511       1,365,716       1,881,827

Dilutive common stock
  equivalents (stock
  options and warrants) -
  based on the treasury
  stock method using
  period end market
  price, if higher than
  average market price                 --              --              --              --         322,529
                                ----------      ----------      ----------      ----------      ----------
Shares used in
  computing net income
  (loss) per share               1,130,609       1,305,812       1,388,511       1,365,716       2,204,356
                                ==========      ==========      ==========      ==========      ==========
Net income (loss) per
  share                         $    (0.02)     $     0.23      $     0.24      $     0.06      $     0.11
                                ==========      ==========      ==========      ==========      ==========